STRUCTURED ASSET MORTGAGE INVESTMENTS INC.,
                                     Seller

                         BANK ONE, NATIONAL ASSOCIATION,
                                     Trustee

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,
                                 Master Servicer

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,
                            Securities Administrator

                                       and

                            EMC MORTGAGE CORPORATION

                           --------------------------

                           AMENDMENT NO. 1 dated as of

                               May 1, 2002 to the


                         POOLING AND SERVICING AGREEMENT

                             Dated as of May 1, 2001


                           --------------------------


                       Mortgage Pass-Through Certificates


                                  Series 2001-3



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



         AMENDMENT NO. 1 made as of this 23rd day of April 2002, among Structured Asset Mortgage Investments Inc., as seller (the "Seller"), Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), Bank One, National Association, as trustee (the "Trustee"), Wells Fargo Bank Minnesota, National Association, as securities administrator (the "Securities Administrator") and EMC Mortgage Corporation.

                               W I T N E S S E T H

                           ---------------------------

         WHEREAS, the Company, the Trustee and the Master Servicer entered into a Pooling and Servicing Agreement (the "Agreement") dated as of May 1, 2001, relating to the issuance of Mortgage Pass-Through Certificates, Series 2001-3; and

         WHEREAS, the Seller, the Trustee, the Master Servicer, the Securities Administrator and EMC Mortgage Corporation desire to amend the terms of the Agreement pursuant to and in accordance with Section 12.02(a) of the Agreement.

         NOW, THEREFORE, in consideration of the mutual premises and agreements herein, the Seller, the Trustee, the Master Servicer, the Securities Administrator and EMC Mortgage Corporation agree as follows:

         1. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Agreement.

         2. Section 9.12(b) of the Agreement is amended to read as follows:

         (b) The Securities Administrator shall prepare and file or cause to be filed with the Internal Revenue Service, and the Trustee shall sign, Federal tax information returns or elections required to be made hereunder with respect to each of REMIC I, REMIC II and REMIC III, the Trust Fund, if applicable, and the Certificates containing such information and at the times and in the manner as may be required by the Code or applicable Treasury regulations, and shall furnish to each Holder of Certificates at any time during the calendar year for which such returns or reports are made such statements or information at the times and in the manner as may be required thereby, including, without limitation, reports relating to interest, original issue discount and market discount or premium (using a constant prepayment assumption of 25% CPR). The Securities Administrator will apply for an Employee Identification Number from the IRS under Form SS-4 or any other acceptable method for all tax entities. In connection with the foregoing, the Securities Administrator shall timely prepare and file, and the Trustee shall sign, IRS Form 8811, which shall provide the name and address of the person who can be contacted to obtain information required to be reported to the holders of regular interests in each of REMIC I, REMIC II and REMIC III (the "REMIC Reporting Agent"). The Trustee shall make elections to treat each of REMIC I, REMIC II and REMIC III as a REMIC (which elections shall apply to the taxable period ending December 31, 2001 and each calendar year thereafter) in such manner as the Code or applicable Treasury regulations may prescribe, and as described by the Securities Administrator. The Trustee shall sign all tax information returns filed pursuant to this Section and any other returns as may be required by the Code. The Holder of the Class R-I Certificate is hereby designated as the "Tax Matters Person" (within the meaning of Treas. Reg. ss.ss.1.860F-4(d)) for REMIC I, the Holder of the Class R-II Certificate is hereby designated as the "Tax Matters Person" for REMIC II, and the Holder of the Class R-III Certificate is hereby designated as the "Tax Matters Person" for REMIC III. The Securities Administrator is hereby designated and appointed as the agent of each such Tax Matters Person. Any Holder of a Residual Certificate will by acceptance thereof appoint the Securities Administrator as agent and attorney-in-fact for the purpose of acting as Tax Matters Person for each of REMIC I, REMIC II and REMIC III during such time as the Securities Administrator does not own any such Residual Certificate. In the event that the Code or applicable Treasury regulations prohibit the Trustee from signing tax or information returns or other statements, or the Securities Administrator from acting as agent for the Tax Matters Person, the Trustee and the Securities Administrator shall take whatever action that in its sole good faith judgment is necessary for the proper filing of such information returns or for the provision of a tax matters person, including designation of the Holder of a Residual Certificate to sign such returns or act as tax matters person. Each Holder of a Residual Certificate shall be bound by this Section.































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         IN WITNESS WHEREOF, the Company, the Trustee, the Master Servicer, the
Securities Administrator and EMC Mortgage Corporation have caused their duly authorized representatives to execute and deliver this instrument as of the date first above written.


                                     STRUCTURED ASSET MORTGAGE
                                     INVESTMENTS INC.


                                     By: /s/: Baron Silverstein
                                         ---------------------------------------
                                     Name:    Baron Silverstein
                                     Title:   Managing Director


                                     BANK ONE, NATIONAL ASSOCIATION
                                     solely in its capacity as Trustee


                                     By: /s/: Sandra Becker Whelan
                                        ----------------------------------------
                                     Name:    Sandra Becker Whalen
                                     Title:

                                     WELLS FARGO BANK MINNESOTA,
                                     NATIONAL ASSOCIATION
                                     in its capacity as Master Servicer

                                     By: /s/: Stacey Wainwright
                                         ---------------------------------------
                                     Name:    Stacey Wainwright
                                     Title:   Assistant Vice President


                                     WELLS FARGO BANK MINNESOTA,
                                     NATIONAL ASSOCIATION
                                     in its capacity as Securities Administrator

                                     By: /s/: Stacey Wainwright
                                         ---------------------------------------
                                     Name:    Stacey Wainwright
                                     Title:   Assistant Vice President

                                     EMC MORTGAGE CORPORATION

                                     By: /s/: Ralene Rauyle
                                         ---------------------------------------
                                     Name:    Ralene Rauyle
                                     Title:   President